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Exhibit 12

GTE Southwest Incorporated

STATEMENT OF THE RATIO OF EARNINGS TO FIXED CHARGES
(Thousands of Dollars)



                                                                  Six Months Ended
                                                                   June 30, 1997
                                                                  ----------------
Net earnings available for fixed charges:
  Income from continuing operations                                $151,230
  Add - Income taxes                                                 77,666
       - Fixed charges                                               31,343
                                                                   --------
Adjusted earnings                                                  $260,239
                                                                   ========
Fixed charges:
  Interest expense                                                 $ 29,630
  Portion of rent expense
     representing interest                                            1,713
                                                                   --------
Adjusted fixed charges                                             $ 31,343
                                                                   ========

RATIO OF EARNINGS TO FIXED CHARGES                                     8.30